Exhibit 10.7

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, WA 98110

May 15, 2026

CP BF Lending, LLC 1910 Fairview Ave.

Suite 200, Seattle WA 98105 Attention: Alexander Washburn

Mr. Washburn,

This letter agreement (the “Letter Agreement”) is to document an understanding between CP BF

Lending, LLC, a Delaware limited liability company (“Lender”), and Banzai International, Inc., a Delaware corporation (“Borrower”), with regard to its proposed amendment of that certain Loan Agreement, dated as of February 19, 2021 (as amended or otherwise modified from time to time prior to the date hereof, including by that certain letter agreement dated October 10, 2025, among Borrower, Lender and the Guarantors (as defined below) (the "Prior Letter Agreement" and the "Loan Agreement”, respectively) among Lender, Borrower, Demio

Holdings, Inc., and Banzai Operating Co LLC (together with Demio Holdings, Inc., the “Guarantors”), and the 2024 CP BF Convertible Note (as defined below). Capitalized terms not defined herein shall have the meaning given them in the Loan Agreement.

On September 23, 2024, Borrower, Guarantors, and Lender entered into that certain Second Amendment to Loan Agreement whereby Borrower and Lender agreed to consolidate previously outstanding debt into a single convertible note (the “2024 CP BF Convertible Note”). On October 10, 2025, Borrower, Guarantors, and Lender entered into the Prior Letter Agreement, which, among other things, amended the Conversion Price (as defined in the 2024 CP BF Convertible Note), established a floor price of $2.50, provided for the registration of shares of Class A Common Stock issuable upon conversion, and set forth certain waivers and other agreements among the parties. As of the date hereof, there is an aggregate of $5,361,910 outstanding under the 2024 CP BF Convertible Note.

On May 8, 2026, Borrower effected a one-for-twenty (1-for-20) reverse stock split of its outstanding Class A Common Stock and Class B Common Stock (the "Reverse Stock Split"). Pursuant to Section 2.3(a)(i) of the 2024 CP BF Convertible Note, the Conversion Price was proportionately increased to reflect the Reverse Stock Split effective at the close of business on May 8, 2026.

Borrower, Guarantors, and Lender each desire to further amend the Floor Price (as defined in the Prior Letter Agreement) applicable to the 2024 CP BF Convertible Note on the terms and conditions set forth in this Letter Agreement, and agree as follows:

Floor Price Amendment

The 2024 CP BF Convertible Note (and related Loan Documents) are hereby amended to reduce the floor price applicable to the Conversion Price (as defined in the 2024 CP BF Convertible Note) from $50.00 (as adjusted for the Reverse Stock Split) to $4.50 (on a post-Reverse Stock Split basis) (the "Floor Price"). For the avoidance of doubt, the Conversion Price shall remain equal to 95% of the price of the Class A Common Stock on the Trading Day immediately preceding delivery of any Conversion Notice, subject to the Floor Price as amended hereby.

Exhibit 10.7

General Provisions

Except as explicitly amended by this Letter Agreement, all of the terms and conditions of the Loan Agreement (including the Prior Letter Agreement) and the other Loan Documents shall remain in full force and effect. Each Credit Party hereby reaffirms its obligations, as applicable, under the Loan Agreement, the Prior Letter Agreement and each other Loan Document to which such Credit Party is a party, and agrees that all obligations, indebtedness and liabilities of such Credit Party thereunder remain valid and binding without any present right of offset, claim, defense or recoupment of any kind.

Borrower’s failure to comply with this Letter Agreement shall constitute an Event of Default under the Loan Agreement. This Letter Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Letter Agreement may be executed in multiple counterparts (including by electronic means) all of which taken together shall constitute one executed original. This Letter Agreement shall be governed by the laws of the state of New York.

Borrower hereby represents and warrants to Lender that, as of the date hereof, except for the agreements set forth in this Letter Agreement, neither Borrower nor any of its officers, directors, employees, agents or other representatives acting on its behalf has provided Lender or any of its affiliates with any material non-public information (within the meaning of Regulation FD promulgated under the Securities Exchange Act of 1934, as amended, or otherwise) regarding Borrower or any of its subsidiaries that has not been publicly disclosed prior to the date hereof. Borrower acknowledges and agrees that, except for the agreements set forth in this Letter Agreement, Lender is not and will not be in possession of any material non-public information received from or on behalf of Borrower as a result of the transactions contemplated hereby. Borrower shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing this Letter Agreement and the transactions contemplated hereby after the market closes on the date hereof.

By placing its signature below, each of Lender and Credit Party acknowledges its consent to this Letter Agreement.

Banzai International, Inc.

By: _/s/________________

Name: Joe Davy

Title: Chief Executive Officer

Acknowledged and Agreed,

CP BF Lending, LLC

By: CP Business Finance GP, LLC, its manager By: Columbia Pacific Advisors, LLC, its manager

By: /s/__________________

Name: Alex Washburn

Title: Managing Partner